UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2025

REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

245 South Executive Drive, Suite 100

Milwaukee, WI 53005

(Address of principal executive offices and zip code)

(414) 290-0190

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2025, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of REV Group, Inc. (the “Company”), the stockholders considered and approved amendments to the Company’s amended and restated certificate of incorporation to eliminate supermajority voting provisions, limit liability of officers as permitted by Delaware law and add a federal forum selection provision (collectively, the “Amendments”). The Company has filed with the Secretary of State of Delaware a certificate of amendment to reflect the Amendments, which was effective upon filing. Following the filing of the certificate of amendment, the Company filed with the Secretary of State of Delaware a restated certificate of incorporation that reflects the Amendments, which became effective on February 27, 2025. The restated certificate of incorporation that reflects the Amendments is attached hereto as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

On February 27, 2025, the Board of Directors of the Company amended and restated the Company’s bylaws (the “Third Amended and Restated Bylaws”), which became effective on February 27, 2025. The Third Amended and Restated Bylaws were amended to reflect certain miscellaneous technical, clarifying and conforming changes consistent with the Amendments to the Company’s amended and restated certificate of incorporation. The Amended and Restated Bylaws were also amended to enhance and clarify certain procedural and disclosure requirements related to stockholder nominations of directors, submissions of proposals regarding other business at annual or special meetings, and the organization and conduct of stockholder meetings, among other matters. The foregoing description of the amendments to the Third Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2 and incorporated in this Item 5.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on February 27, 2025, the stockholders considered and acted upon seven proposals pursuant to the Notice of Annual Meeting of Stockholders and as described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 17, 2025. Of 52,053,266 shares of common stock eligible to vote as of January 3, 2025, the holders of record of 48,149,850 shares of common stock were represented at the meeting either in person or by proxy.

Proposal 1: Election of Directors

By the vote described below, the stockholders elected the following individuals as Class II directors, each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Director	For	Against	Abstain	Broker Non-Votes
Maureen O’Connell	33,794,300	12,733,637	10,309	1,611,604
Mark Skonieczny	44,026,629	2,501,034	10,583	1,611,604

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

By the vote described below, the stockholders approved the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2025.

For	Against	Abstain
46,792,263	1,260,251	97,336

Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers

By the vote described below, the stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
45,445,051	990,262	102,933	1,611,604

Proposal 4: Amendment to Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions

By the vote described below, the stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to eliminate supermajority voting provisions.

For	Against	Abstain	Broker Non-Votes
46,373,642	68,843	95,761	1,611,604

Proposal 5: Amendment to Amended and Restated Certificate of Incorporation to Limit Liability of Officers as Permitted by Delaware Law

By the vote described below, the stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to limit liability of officers as permitted by Delaware law.

For	Against	Abstain	Broker Non-Votes
43,947,240	2,495,552	95,454	1,611,604

Proposal 6: Amendment to Amended and Restated Certificate of Incorporation to Add a Federal Forum Selection Provision

By the vote described below, the stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to add a federal forum selection provision.

For	Against	Abstain	Broker Non-Votes
43,628,622	2,811,937	97,687	1,611,604

Proposal 7: Amendment to Amended and Restated Certificate of Incorporation to Eliminate Inoperative Provisions and Implement Certain Other Miscellaneous Amendments

By the vote described below, the stockholders did not approve an amendment to the Company’s amended and restated certificate of incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments.

For	Against	Abstain	Broker Non-Votes
26,384,419	20,056,275	97,552	1,611,604

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of REV Group, Inc.

3.2	Third Amended and Restated Bylaws of REV Group, Inc.

104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: February 27, 2025	By:	/s/ Mark A. Skonieczny
	Name:	Mark A. Skonieczny
	Title:	President and Chief Executive Officer (Principal Executive Officer)